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                                                                    Exhibit 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We consent to the use of our report dated January 29, 2001 on the consolidated financial statements of Tejas Bancshares, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission, and included in the proxy statement-prospectus in the Registration Statement on Form S-4 of Wells Fargo & Company, and to the reference to our Firm under the caption "Experts" in the proxy statement-prospectus.


CLIFTON GUNDERSON LLP


/s/ CLIFTON GUNDERSON LLP


Amarillo, Texas
March 1, 2002